                                                                    EXHIBIT 23.3

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     As independent accountants, we hereby consent to the use of our report about:

     - the balance sheets as of June 30, 1999, December 31, 1998 and December 31, 1997,

     - the statements of income and accumulated deficit, the statements of cash flows and the statements of stockholders' equity for the period July
       7 - December 31, 1997, period January 1 - June 30, 1998, period January 1 - December 31, 1998 and period January 1 - June 30, 1999 and

     - the notes to the financial statements with report of independent accountants of Callino GmbH (formerly ARCIS MEDIACOM Management GmbH), Munich, dated July 27, 1999 (and to all references to our Firm) included in or made a part of this registration statement.

Munich, Germany
October 5, 1999

                                            Haarmann, Hemmelrath & Partner GmbH
                                              Wirtschaftsprufungsgesellschaft
                                                Steuerberatungsgesellschaft


                                                                /s/ ZELGER             /s/ PPA. GOBEL
                                                           ---------------------    --------------------
                                                                  Zelger                 ppa. Gobel
                                                             Wirtschaftsprufer       Wirtschaftsprufer